Exhibit 10.1

BUSINESS DEVELOPMENT AGREEMENT

THIS BUSINESS DEVELOPMENT AGREEMENT (this “Agreement”), dated June 10, 2021, (the “Effective Date”) is by and between Assisted 4 Living, Inc., a Nevada corporation (“Company” and, together with its direct and indirect subsidiaries, “Companies”), and Richard T. Mason (“Mason”), and G. Shayne Bench (“Bench”, and together with Mason, each a “Business Developer”, and, collectively, the “Business Developers”). Company and Business Developers may be referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, Company, Trillium Healthcare Group, LLC, a Florida limited liability company (“Trillium”), and the Business Developers are each parties to that certain Membership Interest Purchase Agreement, dated as of January 29, 2021, as amended, pursuant to which Company shall acquire one hundred percent (100%) of the membership interests of the subsidiaries of Trillium; and

WHEREAS, Company desires to engage Business Developers to provide business development services to assist Companies in identifying future investment opportunities, subject to the terms of this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.             Business Development Services. Business Developers shall provide to Company the services and functions described in Exhibit A to this Agreement (the “Business Development Services”). Business Developers shall perform all Business Development Services in compliance with all policies and procedures of Companies and in strict compliance with all applicable laws and regulations. Business Developers shall devote such time as reasonably required to perform the Business Development Services from time to time. The Business Development Services provided hereunder shall be on a non-exclusive basis. Business Developers shall personally perform the Business Development Services and shall not engage any subcontractors, employees or other agents to perform or assist in the performance of the Business Development Services.

2.             Term and Termination. The term of this Agreement shall begin on the Effective Date and shall expire and terminate two (2) years thereafter, unless terminated earlier: (a) by Company as a result of a material breach by a Business Developer of any term of this Agreement for which Business Developers have failed to cure within ten days after receipt of notice from Company that Business Developers are in material breach; or (b) as mutually agreed to by the Parties (the “Term”).

3.             Compensation.

3.1       Except as otherwise provided in this Section 3, Business Developers shall receive compensation from Company for the Business Development Services as set forth on Exhibit B.

3.2       Business Developers shall be treated for all purposes as independent contractors of Company and not as employees of any of Companies.

3.3       The Parties acknowledge and agree that the compensation to be paid under this Agreement for the Business Development Services provided by the Business Developers is consistent with fair market value in an arms-length transaction. If at any time the Parties determine, in their reasonable and good faith judgment, that any payment made or to be made is not consistent with fair market value in an arms’ length transaction or violates or may violate any applicable law or regulation, then Company will not be obligated to pay any amount higher than the amount, if any, that the Parties reasonably and in good faith determine is fair market value and is permitted in accordance with applicable law or regulation.

4.             Confidentiality. Business Developers will obtain the use of and/or access to certain of Companies’ and Companies’ affiliates’ confidential and proprietary business information, including but not limited to, prices and terms offered to potential Acquisition or Affiliation targets and their owners, prices paid to and terms agreed upon with Acquisition or Affiliation targets and their owners for Acquisitions or Affiliations that have closed or have been executed, patient information, trade secrets, sales tools, marketing, pricing lists, and advertising services, including extraordinary and specialized knowledge and techniques, practices and procedures (collectively, “Companies Confidential Information”). Business Developers shall, at all times during the Term and thereafter, hold Companies Confidential Information in trust and confidence, and shall only use such information to the extent necessary to provide the Business Development Services and as directed. Business Developers shall not have the right to reproduce, duplicate or copy any Companies Confidential Information, photographic or written materials without the express written consent of Companies. Upon termination of this Agreement, Business Developers shall not be entitled to keep, preserve, copy, disclose to any third party in any manner, or otherwise use any Companies Confidential Information. In addition to the above, Business Developers shall also surrender any written notes, memoranda, other writings, photographs or documents related to any of Companies in Business Developers’ possession, but this provision shall in no way be construed to apply to information generally known in the trade or otherwise in the public domain and publicly and lawfully available. Business Developers recognizes that the confidential information described herein is proprietary in nature and represents valuable trade secrets of Companies. Business Developers further acknowledge that this Section 4 shall survive the termination of this Agreement and constitutes a post-termination restrictive covenant predicated upon the protection of those trade secrets. Company and Business Developers agree that any breach of the restrictive covenants in this Section 4 may result in irreparable damage to Companies for which Companies will have no adequate remedy at law, and, therefore, Company and the Business Developers agree Companies may seek a temporary or permanent injunction or decree of specific performance by any court of competent jurisdiction in favor of Companies enjoining any such breach, without prejudice to any other right or remedy to which Companies shall be entitled. Each of the Companies and all of the Companies’ successors are specifically hereby named as third party beneficiaries of this Section 4, with full right and power to enforce these provisions against Business Developers. Section 4 of this Agreement shall survive the termination of this Agreement.

5.             Investment Representations.

5.1       Purchase Entirely for Own Account. Business Developers understand and acknowledge that Company is entering into this Agreement and Company is agreeing to issue the Stock Compensation to Business Developers, in reliance upon Business Developers’ representations to Company that the Stock Compensation to be provided to Business Developers is being acquired for investment for Business Developers’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof by Business Developers, and that Business Developers have no present intention of selling, granting any participation in, or otherwise distributing or transferring the same. Business Developers do not presently have any contract, undertaking, agreement or arrangement with, or obligation to, any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Stock Compensation.

5.2       Sophisticated Investor. Each Business Developer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”) and is able to fend for himself and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Stock Compensation. Each Business Developer can afford a complete loss of the value of the Stock Compensation and is able to bear the economic risk of holding the Stock Compensation for an indefinite period.

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5.3       Disclosure of Information. Business Developers represent that they have had an opportunity to obtain such information as they deem appropriate regarding the business, management, financial affairs and the terms and conditions of the issuance of the Stock Compensation (collectively, the “Disclosure Materials”). Business Developers further represent that they have had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of Company and the business, properties, prospects and financial condition of Company. Business Developers understand and acknowledge that, except as expressly set forth in this Agreement, Company makes no representations or warranties to Business Developers as to any of the Disclosure Materials, including as to their completeness, correctness, or currency and that Company has not undertaken any obligation, and shall have no obligation under this Agreement, to update or supplement any of the Disclosure Materials.

5.4       Restricted Securities. Business Developers understand that the Stock Compensation has not been, and will not be, registered under the Securities Act, and is being issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Business Developers’ representations as expressed herein. Business Developers understand that the Stock Compensation is “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Business Developers must hold the Stock Compensation indefinitely unless it is registered under the Securities Act and qualified by state authorities, or an exemption from such registration and qualification requirements is available, including by way of example only, the exemption set forth in Rule 144 under the Exchange Act of 1934, as amended. Business Developers acknowledge that Company has no obligation to register or qualify the Stock Compensation for resale. Business Developers further acknowledge that if an exemption from registration or qualification is available, it may be conditioned upon various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock Compensation and upon requirements relating to Company which are outside of Business Developers’ control, and which Company is under no obligation and may not be able to satisfy.

5.5       Securities not Listed; Public Market. Business Developers understand that the Common Stock is not currently listed for trading on a securities exchange, and that only a limited public market presently exists for the Common Stock, and that Company has made no assurances that the Common Stock will ever be listed for trading on a securities exchange or that a public market will ever exist for the Common Stock.

5.6       Legends. Business Developers understand that the Common Stock may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

and any other legend set forth in, or required by securities laws applicable to the Common Stock represented by the certificate, instrument, or book entry so legended.

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6.             Miscellaneous.

6.1       Following the termination of this Agreement, Business Developers shall not interfere with any of the Companies’ relationships or efforts to complete an Acquisition or Affiliation with any Prospect (as defined in Exhibit B) presented to any of the Companies during the Term.

6.2       The Parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable federal, state and local law, including the Medicare/Medicaid Anti-Fraud and Abuse Statutes and federal and state physician self-referral laws.

6.3       This Agreement, the negotiation, terms and performance of this Agreement, the rights of the Parties under this Agreement, and all claims or actions arising in whole or in part under or in connection with this Agreement, are to be governed by and construed in accordance with the domestic substantive laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. In the event of any litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs, including at trial and in all appellate proceedings. Section headings are for convenience only and shall not be considered a part of the terms and provisions of the Agreement.

6.4       The Parties submit to the exclusive personal jurisdiction of the courts of the State of Florida and the United States District Court located in the state of Florida, and any appellate court in such location to which an appeal from any such state or federal court may be taken, over any dispute arising out of or relating to this Agreement, and hereby irrevocably and unconditionally agree that all claims shall be heard and determined in any such state court or, to the extent permitted by law, in such federal court. A final judgment in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any state or federal court located in the state of Florida, and the defense that such court is an inconvenient forum for the maintenance of such claim.

6.5       TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NEGOTIATION, TERMS OR PERFORMANCE HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM ARE PERMITTED TO FILE A COPY OF THIS SECTION 6.5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES. THE PARTIES FURTHER AGREE TO IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN ANY ACTION AND ANY SUCH ACTION IS INSTEAD TO BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.6       This Agreement represents the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes and replaces all prior understandings and agreements between Company and Business Developers with respect to the subject matter hereof. This Agreement may not be modified or altered, except in writing signed by both parties. Oral changes shall have no effect. If any provision of this Agreement shall be deemed to be contrary to law, then such provision shall be considered separable from the remainder of this Agreement and will not affect the validity, interpretation or effect of the remainder of this Agreement.

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6.7       The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6.8       Subject to the limitations contained in this Agreement, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, successors and permitted assigns. This Agreement shall not be assignable by Business Developers but shall be assignable by Company to any entity resulting from the direct or indirect reorganization, merger or consolidation of Company with any other entity or any entity to which Company may directly or indirectly sell substantially all its equity or assets.

6.9       All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement are to be in writing and are to be delivered, given or otherwise provided: (a) by hand (in which case, it will be effective upon delivery); (b) by electronic mail during regular business hours (in which case, it will be effective when received); or (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the earlier of the date it is received or the second business day after being deposited with such courier service), in each case, to the address listed below (or to such other addresses as a Party designates by notice to the other Parties in compliance with this Section 6.9):

If to Business Developers:

Shayne Bench
309 Ringling Point Drive
Sarasota, Florida 34234
Electronic Mail: shaynebench@trilliumhcg.com

with a copy to (which is not to constitute notice):

Blalock Walters, P.A.
2 N. Tamiami Trail, Suite 400
Sarasota, Florida 34236
Attn: Robert Stroud
Electronic Mail: rstroud@blalockwalters.com

If to Company:

Assisted 4 Living, Inc.
6801 Energy Court, Suite 201
Sarasota, Florida 34240
Attn: Louis Collier
Electronic Mail: Loucoljr@outlook.com

with a copy to (which is not to constitute notice):

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800,
Nashville, Tennessee 37201
Attention: Angela Humphreys and Paul Singleton
Electronic Mail: ahumphreys@bassberry.com; psingleton@bassberry.com

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6.10       Sections 2 (as applicable for post-termination payments) 3 and 4 of this Agreement shall survive the termination of this Agreement.

6.11       The Parties are permitted to execute this Agreement in one or more counterparts and each counterpart is to be deemed to be an original copy of this Agreement and all of which, when taken together, are to be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission constitutes effective execution and delivery of this Agreement. Signatures of the Parties transmitted by facsimile or other electronic transmission are to be deemed to be the Parties’ original signatures for any purpose whatsoever.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Business Development Agreement effective as of the Effective Date.

COMPANY:

ASSISTED 4 LIVING, INC., a Nevada corporation

By:	/s/ Louis Collier, CEO
Louis Collier, CEO

BUSINESS DEVELOPERS:

/s/ Richard T. Mason
Richard T. Mason, individually

/s/ G. Shayne Bench
G. Shayne Bench, individually

[Signature Page to Business Development Agreement]

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EXHIBIT A

BUSINESS DEVELOPMENT SERVICES

Business Developers will perform the duties and responsibilities as set forth below:

Business Developers shall assist in the identification of Prospects to be acquired by Companies and/or their affiliates similar in size and scope to the business of Trillium Healthcare Group, LLC as of the date hereof.

Business Developers shall assist in the identification of facilities to be acquired or potential Prospects for capital restructurings, including, but not limited to, the acquisition of real estate for an existing skilled nursing or assisted living facility.

Upon identifying a Prospect and having a Meeting (as defined in Exhibit B) with such Prospect, Business Developers shall notify Company in writing or by email of the Prospect. All initial introductions of Prospects to Company shall be by email or other notice delivered to the attention of Louis Collier in accordance with Section 6.9.

Following Business Developers’ providing notice of a Prospect to Company, Business Developers will assist Company in closing Acquisitions relating to such Prospects, including using Business Developers’ knowledge, expertise and market awareness to assist Company with performing diligence, negotiating with such Prospect and taking such other actions as may be advisable or necessary as determined by Company in connection with the negotiation, closing or consummation of Acquisitions.

Business Developers will only interact with Prospects in accordance with Company’s instructions.

Business Developers are not authorized on behalf of Companies to, and shall not, make or execute any offers, letters of intent, term sheets, or any similar binding or non-binding agreement with a Prospect without the prior written instruction of Companies.

Business Developers shall perform all Business Development Services in compliance with all policies and procedures of Companies and in strict compliance with all applicable laws and regulations.

Business Developers shall introduce Prospects only to Companies or any of their affiliates.

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EXHIBIT B

COMPENSATION FOR BUSINESS DEVELOPMENT SERVICES

Except as otherwise provided below in this Exhibit B, Business Developers shall receive compensation from Company if, and only if, Business Developers initially introduce a Prospect to Company, and within six months after such initial introduction, any Companies close an Acquisition of such Prospect.

In such event, Business Developers’ compensation shall be the number of shares of Common Stock (the “Stock Compensation”) equal to the product of (i) 4% of the Gross Revenue (rounded down to the nearest whole dollar), multiplied by (ii) one, such that, for the avoidance of doubt, one share of Common Stock shall be issued for each whole dollar after multiplying the Prospect’s Gross Revenue by 4%. Notwithstanding any provision herein to the contrary, in no event shall the consideration paid pursuant to this Agreement exceed the aggregate of 2,500,000 shares of Common Stock, and in no event shall any fractional shares be due and payable or otherwise issued or issuable pursuant to this Agreement.

All consideration payable pursuant to this Agreement shall be allocated equally among the Business Developers and shall be issued or paid, as applicable, promptly following Company’s determination thereof, but in no event more than 90 days following the closing of such applicable Acquisition.

By way of example and not of limitation:

●	Example 1: If Business Developers initially introduce a Prospect to Company, and within six months after such initial introduction, Company closes an Acquisition of such Prospect, which has Gross Revenue of $1,000,000 and Business Developers have not previously earned any consideration pursuant to this Agreement, Business Developers’ compensation shall be 40,000 shares of Common Stock (($1,000,000 of Gross Revenue x 4%) x 1), which shall be allocated equally, 20,000 shares of Common Stock, to each Business Developer.
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●	Example 2: If Business Developers initially introduce a Prospect to Company and, within the six months after such initial introduction on the date that is 95 days following the end of the Term, Company closes an Acquisition of such Prospect, which has Gross Revenue of $10,000,000 and Business Developers had previously earned consideration of 2,300,000 shares of Common Stock pursuant to this Agreement, Business Developers’ compensation shall be 200,000 shares of Common Stock (($10,000,000 of Gross Revenue x 4%) x 1 = 400,000; provided, however, such amount is limited to 200,000 by the overall 2,500,000 cap).

Notwithstanding anything to the contrary set forth in this Agreement, no compensation shall be owed to Business Developers under this Agreement with respect to any:

(i) Acquisition that is closed by any Companies more than six months after the date that Business Developers initially introduces such Prospect to Company;

(ii) Acquisition that is closed by any Companies more than six months after the end of the Term;

(iii) Acquisition that is closed by any Companies after this Agreement is terminated prior to the end of the Term;

(iv) Prospect with which Business Developers held fewer than one Meeting; provided, that Business Developers shall have provided a description of Meeting to Company in writing or by email;

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(v) Acquisition for which any employee, affiliate, agent, broker, consultant, investment banker or other service provider of Companies (collectively, an “Agent”) is entitled to any transaction-based or flat-fee compensation for any reason, including, but not limited to, for introducing, referring, or otherwise finding the Prospect; or

(vi) Prospect with which an Agent had a Meeting prior to Business Developers’ introduction of such Prospect.

For purposes of this Agreement:

“Acquisition” means: (i) any merger, consolidation, or other business combination with a Prospect involving Company or any of its subsidiaries; (ii) the acquisition of all or substantially all the stock or equity interests of a Prospect by Company or any of its subsidiaries; or (iii) the acquisition of all or substantially all the assets of a Prospect by Company or any of its subsidiaries, in each case only to the extent that Business Developers first introduced the Prospect to Company and performed the requisite Services in connection with the Acquisition;

“Common Stock” means shares of Common Stock, par value $0.0001 per share, of Company;

“Gross Revenue” means Prospect’s gross revenue for the 12 month period ending on the last day of the month immediately prior to the month in which the Acquisition closes, and shall be determined in good faith by Company or its third party accountants in their sole discretion;

“Meeting” means a substantive meeting with the owner(s) and/or senior management of such Prospect (such meeting must be in-person or held via telephone conference call or video teleconferencing technology) for purposes of discussing a proposed Acquisition; and

“Prospect” means any skilled nursing facility or assisted living facility; provided, however, that any such facility (including physicians or other practitioners providing services on behalf of such practice) to whom any Business Developer has referred patients, or intends to refer patients in the future, for the provision of healthcare items or services shall not, under any circumstance, be considered a Prospect.

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